Exhibit 32

     In connection with the Annual Report of Blue Line Protection Group, Inc. (the "Company") on Form 10-K/A for the period ending December 31, 2020 as filed with the Securities and Exchange Commission (the "Report"), Evan DeVoe, the Company's Principal Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

August 13, 2021

                                       /s/ Evan DeVoe
                                       ----------------------------------------
                                       Evan DeVoe, Principal Executive and
                                       Financial Officer